UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2017 (November 24, 2017)

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 L Street, NW, Washington, DC	20005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01. Other Events.

As previously disclosed, on September 11, 2017, CoStar Group, Inc. (the “Company”) and CoStar Realty Information, Inc., the Company’s wholly owned subsidiary (“CRI”) entered into a Securities Purchase Agreement with LTM Company Dominion, LLC (“LTM”), Dominion Enterprises (“Dominion”), and Landmark Media Enterprises, LLC (“Landmark” and, together with LTM and Dominion, the “Sellers”) pursuant to which CRI will acquire all of the issued and outstanding shares of common stock of DE Holdings, Inc. (the “Acquisition”).

On November 24, 2017, the Company and Landmark each received a request for additional information and documentary materials from the United States Federal Trade Commission (the “FTC”) with respect to the Acquisition. The request for information from the FTC, commonly referred to as a “second request,” is part of the regulatory process under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”).  The second request extends the waiting period imposed by the HSR Act until 30 days after the parties have substantially complied with the second request unless that period is extended voluntarily by the parties or terminated sooner by the FTC.  The Company intends to respond expeditiously to this request.  The Company and Landmark have been working cooperatively with the FTC as it conducts its review of the proposed transaction, and will continue to do so through the completion of that review. The Company expects the Acquisition to close in the first half of 2018, subject to the expiration or termination of the applicable waiting period under the HSR Act and the satisfaction or waiver of all closing conditions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date: November 28, 2017	/s/ Scott T. Wheeler

Name: Scott T. Wheeler
Title: Chief Financial Officer